EXHIBIT 23.1





                    CONSENT OF INDEPENDENT AUDITORS
                    -------------------------------

We consent to the incorporation by reference in the following registration statements and related prospectuses filed by Mallinckrodt Inc. under the Securities Act of 1933 of our report dated July 29, 1999 with respect to the consolidated financial statements of Mallinckrodt Inc. included in this Annual Report on Form 10-K for the year ended June 30, 1999:


                          Commission File No.
                       -------------------------


                        Form S-8, No.   2-65727
                        Form S-8, No.   2-80553
                        Form S-8, No.   2-90910
                        Form S-8, No.   2-94151
                        Form S-8, No.  33-10381
                        Form S-8, No.  33-32109
                        Form S-8, No.  33-40246
                        Form S-8, No.  33-43925
                        Form S-8, No. 333-34489
                        Form S-8, No. 333-38291
                        Form S-8, No. 333-38293
                        Form S-3, No. 333-42325
                        Form S-8, No. 333-85789





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Ernst & Young LLP



St. Louis, Missouri
September 2, 1999